VARIABLE ANNUITY MID-CAP GROWTH FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

Affymetrix, Inc.*†

11,430

$

198,996

Apria Healthcare Group, Inc.*†

9,307

183,813

CONSUMER DISCRETIONARY 25.4%

VCA Antech, Inc.*†

6,530

178,595

Pharmaceutical Product

Development, Inc.

4,259

178,452

NVR, Inc.*

634

$

378,815

Techne Corp.*†

2,632

177,292

Aeropostale, Inc.*†

12,512

339,200

ResMed, Inc.*†

3,806

160,537

Urban Outfitters, Inc.*†

10,310

323,218

Community Health Systems,

Toll Brothers, Inc.*

12,987

304,935

Inc.*

4,700

157,779

Getty Images, Inc.*†

7,860

251,520

Lincare Holdings, Inc.*†

5,526

155,336

Chico's FAS, Inc.*†

33,881

240,894

Gen-Probe, Inc.*†

2,868

138,238

Ross Stores, Inc.†

7,970

238,781

Par Pharmaceutical Cos., Inc.*†

7,815

135,903

Strayer Education, Inc.†

1,353

206,333

Henry Schein, Inc.*†

2,038

116,981

Chipotle Mexican Grill, Inc.

Covance Inc.*†

1,156

95,913

Class A*†

1,700

192,831

Cerner Corp.*†

2,256

84,104

The Warnaco Group, Inc.*†

4,430

174,719

Charles River Laboratories

Matthews International Corp.

International, Inc.*†

1,347

79,392

— Class A

3,559

171,722

Medicis Pharmaceutical Corp.

Pacific Sunwear of California,

— Class A†

3,967

78,110

Inc.*

13,448

169,579

Total Health Care

4,122,617

Advance Auto Parts, Inc.

4,770

162,419

Dollar Tree, Inc.*†

5,878

162,174

INFORMATION TECHNOLOGY 15.6%

Valassis Communications,

Inc.*†

14,843

161,047

Williams-Sonoma, Inc.†

6,396

155,039

Digital River, Inc.*†

11,320

350,580

Timberland Co. — Class A*†

11,121

152,691

Western Digital Corp.*†

9,401

254,203

Cheesecake Factory, Inc.*†

6,419

139,870

Cree, Inc.*†

8,935

249,823

American Eagle Outfitters, Inc.

7,916

138,609

DST Systems, Inc.*†

3,654

240,214

John Wiley & Sons, Inc. —

ACI Worldwide, Inc.*†

11,290

224,897

Class A.*

3,472

137,838

Silicon Laboratories, Inc.*†

6,879

216,964

Career Education Corp.*†

10,346

131,601

F5 Networks, Inc.*†

11,290

205,139

Sotheby's†

4,500

130,095

McAfee, Inc.*†

5,013

165,880

ITT Educational Services, Inc.*

2,740

125,848

Global Payments, Inc.†

3,647

150,840

O'Reilly Automotive, Inc.*

4,205

119,927

Amphenol Corp. — Class A

4,017

149,633

Corinthian Colleges, Inc.*†

14,133

102,182

ValueClick, Inc.*†

8,470

146,108

Scientific Games Corp. —

Plantronics, Inc.

7,201

139,051

Class A*†

4,603

97,169

SRA International, Inc. —

Guess?, Inc.†

2,381

96,359

Class A*†

4,812

116,980

Total Consumer Discretionary

5,005,415

Alliance Data Systems Corp.*

2,316

110,033

Harris Corp.

2,054

99,681

HEALTH CARE 20.9%

Fair Isaac Corp.†

4,170

89,738

Gartner, Inc. — Class A*†

4,350

84,129

Macrovision Corp.*†

5,860

79,110

Psychiatric Solutions, Inc.*†

11,393

386,451

Total Information Technology

3,073,003

Intuitive Surgical, Inc.*

1,000

324,350

Invitrogen Corp.*†

3,442

294,188

INDUSTRIALS 11.1%

Sepracor, Inc.*†

14,309

279,312

Kinetic Concepts, Inc.*†

5,730

264,898

Endo Pharmaceuticals

Joy Global, Inc.†

4,690

305,600

Holdings, Inc.*

10,010

239,639

Navigant Consulting, Inc.*†

15,103

286,655

Hologic, Inc.*

3,855

214,338

Alliant Techsystems, Inc.*†

2,209

228,698

Graco, Inc.†

5,247

190,256

1

VARIABLE ANNUITY MID-CAP GROWTH FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

Korn/Ferry International, Inc.*

9,832

$

166,161

Church & Dwight Co., Inc.†

2,369

$

128,495

Dun & Bradstreet Corp.

1,995

162,353

Total Consumer Staples

827,373

Fastenal Co.†

3,394

155,886

Corporate Executive Board Co.

3,314

134,151

Rollins, Inc.

7,313

129,367

Total Common Stocks

Donaldson Co., Inc.†

3,120

125,673

(Cost $17,567,436)

19,621,933

Copart, Inc.*

3,039

117,792

Mine Safety Appliances Co.†

2,420

99,680

Face

Stericycle, Inc.*†

1,590

81,885

Amount

REPURCHASE AGREEMENTS 1.1%

Total Industrials

2,184,157

Collateralized by U.S. Treasury

ENERGY 10.7%

Obligations

Encore Acquisition Co.*†

11,610

467,651

Lehman Brothers Holdings, Inc.

Cimarex Energy Co.†

5,520

302,165

issued 03/31/08 at 1.15% due

Grant Prideco, Inc.*

4,180

205,739

04/01/08

$   223,197

223,197

Frontier Oil Corp.†

6,580

179,371

Quicksilver Resources, Inc.*

4,700

171,691

Total Repurchase Agreements

Denbury Resources, Inc.*†

5,838

166,675

(Cost $223,197)

223,197

FMC Technologies, Inc.*†

2,874

163,502

Newfield Exploration Co.*†

2,926

154,639

Pioneer Natural Resources Co.†

3,018

148,244

SECURITIES LENDING COLLATERAL 38.2%

Southwestern Energy Co.*

4,372

147,293

Total Energy

2,106,970

Investment in Securities Lending Short

Term

MATERIALS 6.9%

Investment Portfolio Held by

U.S. Bank

7,519,360

________

7,519,360

Cleveland-Cliffs, Inc.

3,177

380,668

Steel Dynamics, Inc.

10,642

351,612

Total Securities Lending Collateral

Commercial Metals Co.†

9,839

294,875

(Cost $7,519,360)

7,519,360

CF Industries Holdings, Inc.†

1,715

177,708

Terra Industries, Inc.*†

4,676

166,138

Total Investments 138.8%

Total Materials

1,371,001

(Cost $25,309,993)

$ 27,364,490

FINANCIALS 4.7%

Liabilities in Excess of Other Assets –

(38.8)%

$ (7,651,550)

Jones Lang LaSalle, Inc.†

3,984

308,122

W.R. Berkley Corp.

7,553

209,143

Net Assets – 100.0%

$ 19,712,940

Brown & Brown, Inc.†

8,465

147,122

*

Non-Income Producing Security.

SEI Investments Co.

5,643

139,326

†

All or a portion of this security is on loan at March 31, 2008.

Eaton Vance Corp.†

4,185

127,684

ADR - American Depository Receipt.

Total Financials

931,397

CONSUMER STAPLES 4.2%

Hansen Natural Corp.*†

8,127

286,883

Energizer Holdings, Inc.*

2,572

232,714

NBTY, Inc.*†

5,986

179,281

2